As filed with the Securities and Exchange Commission on December 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HASHICORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0410665
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Second Street, Suite 700

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

2014 Stock Plan

(Full title of the plan)

David McJannet

Chief Executive Officer

101 Second Street, Suite 700

San Francisco, CA 94105

(415) 301-3250

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries Michael Coke Amanda N. Urquiza Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Navam Welihinda Chief Financial Officer Paul D. Warenski Chief Legal Officer 101 Second Street, Suite 700 San Francisco, CA 94105 (415) 301-3250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.000015 per share, issued pursuant to stock options and restricted stock unit awards granted under the 2014 Stock Plan(3)	504,867	$80.00	$40,389,360	$3,744.09

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s Class A common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of $80.00 per share, which is the initial public offering price per share of Class A common stock as set forth in the registrant’s registration statement on Form S-1 (File No. 333-260757), as amended, declared effective on December 8, 2021.

(3)

Represents 504,867 shares of Class A common stock under the HashiCorp, Inc. 2014 Stock Plan issued to certain current and former employees, consultants, and advisors of the registrant upon exercise of stock option awards or pursuant to the settlement of restricted stock unit awards.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of HashiCorp, Inc. (“us”, “we” or the “registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, directors, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

HASHICORP, INC.

504,867 Shares of Class A Common Stock

This prospectus relates to 504,867 shares of Class A common stock, par value $0.000015 per share (the “Shares”), of HashiCorp, Inc., which may be offered from time to time by certain stockholders that are our current or former employees, directors, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2014 Stock Plan (the “Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HCP.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on December 8, 2021, was $80.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“HashiCorp,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of HashiCorp, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “HashiCorp” “the company,” “we,” “us,” and “our” in this prospectus refer to HashiCorp, Inc. and its consolidated subsidiaries.

THE COMPANY

HashiCorp, Inc.

At HashiCorp, we believe that infrastructure enables innovation.

Our foundational technologies solve the core infrastructure challenges of cloud adoption by enabling an operating model that unlocks the full potential of modern public and private clouds. Our cloud operating model provides consistent workflows and a standardized approach to automating the critical processes involved in delivering applications in the cloud: infrastructure provisioning, security, networking, and application deployment. With our solutions, companies of all sizes and in all industries can accelerate their time to market, reduce their cost of operations, and improve their security and governance of complex infrastructure deployments.

Organizations today are undergoing a digital transformation across every business function, driven by competition and ever-increasing consumer expectations. Underlying this digital transformation is a re-platforming of static on-premises infrastructure to dynamic and distributed cloud infrastructure. In this dynamic world, existing procedures are too inefficient to scale with distributed, multi-cloud infrastructure. Inconsistent, fragmented technologies and processes are time consuming and resource intensive to manage, exacerbated by inefficient, linear ticket-driven workflows that cannot facilitate scaled, real-time operations. This digital transformation demands a new cloud operating model for enterprise information technology, or IT, requiring automation to provision, secure, connect, and run infrastructure at scale and in real time. At HashiCorp, we build industry-leading products that enable this cloud operating model and accelerate cloud adoption. Our primary commercial products are Terraform, Vault, Consul, and Nomad:

•

Terraform is our infrastructure provisioning product that allows users to easily set up and manage IT infrastructure. Terraform enables IT operations teams to apply an Infrastructure-as-Code approach, where processes and configuration required to support applications are codified and automated instead of being manual and ticket-based. Terraform is cloud-neutral, supporting all major public and private clouds, and has a broad ecosystem of more than a thousand integrations with multiple cloud, software, and hardware platforms.

•

Vault is our secrets management and data protection product. Using Vault, security teams can apply policies based on application and user identity, integrating with both on-premises and cloud-native identity providers, to govern access to credentials and secure sensitive data. Vault makes it simple for practitioners to deploy zero-trust security and automate complex workflows.

•

Consul is our application-centric networking automation product. It enables practitioners to manage application traffic, security teams to secure and restrict access between applications, and operations teams to automate the underlying network infrastructure.

•

Nomad is our scheduler and workload orchestrator that enables organizations to deploy and manage applications. It provides practitioners with a self-service interface to manage the application lifecycle.

Our products can be adopted individually and are also designed to work together as a stack in order to solve larger, more complex challenges. For instance, deploying Vault and Consul is the basis for a complete Zero Trust security architecture with identity-driven controls, offering a full range of authentication, authorization, and access management for human users or machines, like servers or applications. We continue to innovate and deliver additional emerging products to supplement these core capabilities and provide adjacent solutions.

Corporate Information

We were incorporated under the laws of the state of Delaware in 2013. Our principal executive offices are located at 101 2nd Street, Suite 700, San Francisco, CA 94105, and our telephone number is (415) 301-3250.

Our website address is HashiCorp.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and inclusions of our website address in this prospectus are inactive textual references only. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-260757), filed with the Securities and Exchange Commission on November 29, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include statements about:

•	our future operating and financial performance, ability to generate positive cash flow and ability to achieve and sustain profitability;

•	our ability to attract and retain customers to use our products;

•	our ability to successfully anticipate and satisfy customer demands, including through the introduction of new features, products or services and the provision of professional services;

•	our ability to increase usage of our platform and sell additional products to existing customers;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

•	the estimated addressable market opportunity for our products and growth rate of those markets;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to continue to build and maintain credibility with the developer community;

•	our ability to form new and expand existing strategic partnerships;

•	our ability to maintain the security of our software and adequately address privacy concerns;

•	our ability to accurately forecast our sales cycle and make changes to our pricing model;

•	our ability to effectively manage our growth, including any international expansion;

•	our ability to protect our intellectual property rights and any costs associated therewith;

•	the future trading prices of shares of our Class A common stock;

•	the effects of COVID-19 or other public health crises;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the effects of any existing or future claims or litigation; and

•	our ability to comply with modified or new laws and regulations applying to our business.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, partnerships, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of October 31, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Class A Common Stock Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 504,867 outstanding Shares acquired by certain of our current and former employees, directors, consultants, and advisors pursuant to the Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our Class A common stock. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of October 31, 2021, subject to community property laws where applicable.

We have based percentage ownership of our common stock before this offering on 15,300,000 shares of our Class A common stock and 163,595,570 shares of our Class B common stock, which includes:

•

94,127,984 shares of redeemable convertible preferred stock that will automatically convert into an equal number of shares of our common stock immediately prior to the closing of our initial public offering, which shares will then be reclassified into an equal number of shares of Class B common stock immediately prior to the closing of our initial public offering;

•	67,114,306 shares of common stock that will be reclassified into an equal number of shares of Class B common stock immediately prior to the closing of our initial public offering; and

•

the net issuance of 2,353,280 shares of our Class B common stock upon the vesting and settlement of restricted stock units, for which the service-based vesting condition was satisfied as of October 31, 2021 and for which we expect the liquidity-based vesting condition to be satisfied or settlement to occur in connection with our initial public offering, after withholding an aggregate of 1,233,744 shares to satisfy associated estimated income tax obligations (based on an assumed 34% tax withholding rate).

The percentage ownership of our Class A common stock before this offering also assumes the issuance and sale of 15,300,000 shares of Class A common stock by us in our initial public offering and no exercise of the underwriters’ option to purchase 2,295,000 additional shares of our Class A common stock in our initial public offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o HashiCorp, Inc., 101 Second Street, Suite 700, San Francisco, CA 94105.

	Class A Common Stock Beneficially Owned Prior to the Offering		Class A Common Stock Being Offered(1)	Class A Common Stock Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Named Executive Officers and Directors:
Armon Dadgar(4)	18,854,770	10.5%	205,723	18,649,047	10.4%
Todd Ford(5)	43,750	*	5,000	38,750	*
Marc Holmes(6)	269,416	*	30,291	239,125	*
David McJannet(7)	6,334,552	3.5%	112,663	6,221,890	3.4%
Susan St. Ledger(8)	101,250	*	10,125	91,125	*
Brandon Sweeney(9)	227,869	*	51,150	176,719	*
Navam Welihinda(10)	504,206	*	40,128	464,079	*
Sigal Zarmi(11)	9,375	*	1,875	7,501	*
Other Named Selling Stockholders(12)	720,194	*	47,912	672,282	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(3)

For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).

(4)

Consists of (i) 480,916 shares of Class B common stock held of record by Mr. Dadgar; (ii) 15,209,288 shares of Class B common stock held of record by the Armon Dadgar 2020 Charitable Trust; (iii) 2,339,030 shares of Class B common stock held of record by the Armon Memaran-Dadgar Living Trust for which Mr. Dadgar serves as trustee; (iv) 700,000 shares of Class B common stock held of record by Black Swan III, LLC which Mr. Dadgar controls; (v) 82,916 shares of Class B common stock subject to options exercisable within 60 days of October 31, 2021; (vi) 34,494 shares of Class B common stock issuable upon the net settlement of RSUs for which the service-based vesting condition and the liquidity-based vesting condition will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part; and (vii) 8,126 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.

(5)	Consists of 43,750 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.
(6)	Consists of 269,416 shares of Class B common stock subject to options exercisable within 60 days of October 31, 2021.
(7)

Consists of (i) 1,419,236 shares of Class B common stock held of record by a McJannet family trust for which Mr. McJannet serves as a trustee; (ii) 1,422,100 shares of Class B common stock held of record by other McJannet family trusts; (iii) 3,401,470 shares of Class B common stock subject to options exercisable within 60 days of October 31, 2021; (iv) 71,870 shares of Class B common stock issuable upon the net settlement of RSUs for which the service-based vesting condition and the liquidity-based vesting condition will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part; and (v) 19,876 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.

(8)	Consists of 101,250 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.

(9)

Consists of (i) 177,869 shares of Class B common stock issuable upon the net settlement of RSUs for which the service-based vesting condition and the liquidity-based vesting condition will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part; and (ii) 50,000 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.

(10)

Consists of (i) 180,028 shares of Class B common stock held of record by Mr. Welihinda; and (ii) 324,178 shares of Class B common stock subject to options exercisable within 60 days of October 31, 2021.

(11)	Consists of 9,375 shares of Class B common stock issuable upon the settlement of RSUs within 60 days of October 31, 2021.

(12)

Includes the following 35 named non-affiliate selling stockholders: Aaron Wayne Bennett, James Simon Campbell, Marina Campbell, Eunice Cardenas, Lana Chou, Nicolas Antonio Corrarello, Christopher Doherty, John C Dunlap, James A Fazzone, Stenio de Lima Ferreira, Christian Maurice Frichot, Laura D Gjerman-Uva, Jeffrey Harper, Symfoni Aja Headen, Yohei Kawase, Joshua Kaye, Noah O Klika, Kristin H Laemmert, Ryan Christopher Leis, Chang Li, Yulei Liu, Glenn C Oliva, John Petracek, Vincent Ramirez, Jesse T Rodriguez, Russell Rollins, Joern Stenkamp, Dale Swan, Talha Bin Tariq, Hassan R Thomas, Brendon J Thwaites, Christopher Travaglini, Jeremy L Truvillion, Chau N Vu, and Rebecca J Zanzig.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will make their own decisions with respect to the timing, manner, and size of each resale or other transfer. Certain of the sales by the Selling Stockholders who are our employees and directors may be made in order to satisfy tax obligations in connection with the settlement of vesting RSUs under the Plan. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

The financial statements of HashiCorp, Inc. as of January 31, 2021 and 2020, and for each of the two years in the period ended January 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this registration statement:

•

Amendment No.  2 to the registrant’s registration statement on Form S-1 filed with the SEC on November 29, 2021 (File No. 333-260757), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The registrant’s Prospectus to be filed on or about December 9, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260757).

•

The description of the registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on December 2, 2021 (File No. 001-41121) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.hashicorp.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to HashiCorp, Inc., Attention: Chief Legal Officer, 101 Second Street, Suite 700, San Francisco, California 94105, (415) 301-3250.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this registration statement:

•

Amendment No.  2 to the registrant’s registration statement on Form S-1 filed with the SEC on November 29, 2021 (File No. 333-260757), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The registrant’s Prospectus to be filed on or about December 9, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260757.

•

The description of the registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on December 2, 2021 (File No. 001-41121) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

The Registrant has adopted an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering and which will contain provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering, and which will provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws will provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions will be included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the Registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees, or other agents or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Incorporated by File No.	Reference Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the registrant, as amended and currently in effect.	S-1	333-260757	3.1	November 4, 2021

4.2	Amended and Restated Bylaws of the registrant, as amended and currently in effect.	S-1	333-260757	3.3	November 4, 2021

4.3	Form of Amended and Restated Certificate of Incorporation of the registrant, to be effective immediately prior to the completion of the registrant’s initial public offering.	S-1	333-260757	3.2	November 4, 2021

4.4	Form of Amended and Restated Bylaws of the registrant, to be effective immediately prior to the completion of the registrant’s initial public offering.	S-1	333-260757	3.4	November 4, 2021

4.5	Form of Class A common stock certificate of the registrant.	S-1/A	333-260757	4.2	November 17, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	HashiCorp, Inc. 2014 Stock Plan, as amended and forms of agreement thereunder.	S-1	333-260757	10.2	November 4, 2021

*	Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 8th day of December, 2021.

HASHICORP, INC.

By:	/s/ David McJannet
David McJannet
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David McJannet, Navam Welihinda, and Paul D. Warenski, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David McJannet	Chief Executive Officer and Chairman of the Board	December 8, 2021
David McJannet	(Principal Executive Officer)

/s/ Navam Welihinda Navam Welihinda	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2021

/s/ Armon Dadgar	Co-Founder, Chief Technology Officer and Director	December 8, 2021
Armon Dadgar

/s/ Todd Ford	Director	December 8, 2021
Todd Ford

/s/ Susan St. Ledger	Director	December 8, 2021
Susan St. Ledger

/s/ Glenn Solomon	Director	December 8, 2021
Glenn Solomon

/s/ Sigal Zarmi	Director	December 8, 2021
Sigal Zarmi